Exhibit 10.40

***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 240.24b-2

RESEARCH COLLABORATION AGREEMENT
THIS AGREEMENT, made effective the 28th day of October, 2016 (hereinafter the "Effective Date"), is entered into by and between Ospedale Pediatrico Bambino Gesú, having its address at Rome, Piazza S. Onofrio n. 4 - 00165, extra-territorial area in accordance with the Lateran Treaty, in the person of the President of the Board of Directors and Legal Representative, Ms Mariella Enoc (“OPBG”) and Bellicum Pharmaceuticals, Inc., a Delaware corporation, with principal offices located at 2130 W. Holcombe Blvd. Suite 800, Houston, TX 77030 (hereinafter "Bellicum"), each individually a “Party” and collectively the “Parties”, governing research to be conducted at OPBG and at Bellicum.

The Parties agree as follows:
WHEREAS Bellicum is engaged in the development of cell and gene therapies;

WHEREAS, OPBG is an institution dedicated to research and health care in pediatrics, having intellectual property, know-how and experience regarding cell and gene therapy, and specific know-how regarding same;

WHEREAS Bellicum and OPBG are collaborating on Bellicum’s BPX-501 clinical trial and Bellicum and OPBG desire to expand this collaboration to develop collaborative research projects and additional clinical trials (detailed in exhibit A); and,

WHEREAS Bellicum is willing to fund such collaborative research activities.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter recited, the parties do hereby agree as follows:

1.	Definitions

For purposes of this Agreement, the following definitions apply:

1.1    "Affiliate(s)" shall mean any corporation or business entity which is controlled by, controls, or is under common control of Bellicum at the time of execution of this Agreement. For this purpose, the meaning of the word "control" shall include, without limitation, direct or indirect ownership of more than fifty percent (50%) of the voting shares of such corporation, or fifty percent (50%) of the ownership interests in such other business entity.
1.2    "Agreement Period" shall mean the period commencing on the Effective Date of this Agreement and terminating on June 30, 2017.

1.3    "Project" shall mean the research projects described more fully in Exhibit A (which is incorporated herein by reference and made part of this Agreement) or such modifications of Exhibit A as may be mutually agreed upon in writing by duly authorized representatives of OPBG and Bellicum.
More in detail, research activities will be focused […***…]. Bellicum will provide to OPBG […***…] for all the activities reported in exhibit A. […***…].
Bellicum will provide […***…]. Bellicum will provide expertise as well as Materials to […***…].
1.4    "Project Costs" shall mean all costs that both OPBG and Bellicum will incur to conduct all Step 1 activities foreseen in each of the research projects listed in Exhibit A in accordance with this Agreement. A detailed repartition of Project Costs between OPBG and Bellicum is set forth in Exhibit B – Budget.
1.5    "Project Team" shall mean the Principal Investigator, […***…], and the OPBG colleagues […***…] and research technicians who are engaged in the Project.
1.6    “Materials” shall mean all raw reagents shared between Parties, including […***…], etc.

2.	Research
2.1    During the Agreement Period, the Project Team shall conduct activities in the Step 1 of the research projects listed in Exhibit A, in collaboration with Bellicum.

2.2
During the final […***…] months of the Agreement Period, the Parties will discuss in good faith an agreement to […***…]. If the Parties agree to […***…], the activities and the economic terms of […***…] will be negotiated and will be the object of another specific agreement.

2.3	Bellicum commits to involve OPBG in all clinical trials related to the Materials. Such involvement will be as following:

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a.
For all clinical trials in […***…], OPBG will be a) among the clinical centres involved in the trials and b) OPBG will be the lead centre on the […***…] trial with the understanding that […***…] may be the lead centre on […***…].

b.	For all […***…] clinical trials with […***…] that will […***…], OPBG will be involved in the[…***…].
2. 4    During the Agreement Period, the Principal Investigator and representatives of Bellicum shall meet from time to time to discuss and agree the planning and progress of the Step 1 of all research projects listed in Exhibit A. During these meetings, each Party will have access to the data produced in the Project.
2. 5    OPBG shall […***…] send to Bellicum a written progress report on activities and results concerning the Step 1 of the research projects listed in Exhibit A. A final written report setting forth the results achieved under and pursuant to the Step 1 of the research projects listed in Exhibit A shall be submitted by OPBG to Bellicum within […***…] days of termination of the research which is the subject of this Agreement. Such final report shall include: a complete summary of the research carried out and detailed experimental protocols of the research performed in the course of Step 1 of the research projects listed in Exhibit A.
2. 6    OPBG shall, throughout the term of this Agreement, provide access to Bellicum of all data and other information generated by or on behalf of the Project Team pursuant to this Agreement including, without limitation, all raw data obtained as a result of studies conducted in the course of Step 1 of the research projects listed in Exhibit A and all experimental and technical procedure documents (such as batch production records) developed under the Step 1 of the research projects listed in Exhibit A. Such access may be by electronic or photocopy means. Bellicum may copy and use, after OPBG agreement, all such data and information related to the activities specified in Exhibit A.
2.7    All studies done in connection with Step 1 of the research projects listed in Exhibit A shall be carried out in strict compliance with any applicable national, state, or local laws, regulations, or guidelines governing the conduct of such research.
2.8    OPBG shall promptly advise Bellicum in respect to any changes in the relevant personnel comprising the Project Team. If, for any reason, the Principal Investigator ceases to be associated with OPBG, or otherwise becomes unavailable to work on the Step 1 of the research projects listed in Exhibit A, a qualified replacement scientist at OPBG shall be mutually appointed by OPBG and Bellicum to be the Principal Investigator, or, at Bellicum's sole option, this Agreement shall be terminated on thirty (30) days written notice.
2.9    Bellicum will supply OPBG with sufficient quantities of Materials, including without limitation […***…] to carry out Step 1 of

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the research projects listed in Exhibit A. OPBG understands and agrees that the Materials may have unpredictable and unknown biological and/or chemical properties, that they are to be used with caution, and that they are not to be used for testing in or treatment of humans. OPBG will use the Materials solely for the Step 1 of the research projects listed in Exhibit A and in compliance with all applicable laws and regulations, including, but not limited to, any laws or regulations relating to the research, testing, production, storage, transportation, export, packaging, labeling or other authorized use of the Materials. OPBG shall be responsible for obtaining and maintaining approval for the use of any animal subjects prior to commencing the Step 1 of the research projects listed in Exhibit A. At the termination of the Step 1 of the research projects listed in Exhibit A, OPBG will return unused Materials to Bellicum.
2.10    OPBG will generate certain Materials in the course of the Project. Where the transfer of these Materials to Bellicum is anticipated by the research projects set out in Exhibit A, Bellicum will be responsible for shipping and insurance of said Materials.

3.	Payments
3.1    Bellicum shall provide support for Step 1 of the the research projects listed in Exhibit A by funding costs for […***…], listed in Exhibit B. These amounts represent a maximum figure and are inclusive of all direct and indirect costs.
3.2    To offset startup costs for the activities performed by OPBG in Exhibit B, Bellicum will pay OPBG    100,000 euros in advance. Then Bellicum will reimburse OPBG for those activities in Exhibit A as they are performed. Amounts paid by Bellicum in advance will be deducted against current invoices.
For clarity, Bellicum will pay amounts directly to the third party service providers for services and equipment listed on Exhibit B. Bellicum will have many of the consumables and equipment necessary for the activities in Exhibit B delivered to OPBG; OPBG will invoice Bellicum for consumables and equipment not provided by Bellicum. Bellicum will pay OPBG for clinical product manufacturing validation rounds performed by OPBG. Then, for amounts not previously paid by Bellicum, OPBG will invoice Bellicum per Exhibit B on a […***…] basis for activities performed under Exhibit B.
Additionally, the […***…] listed in Exhibit A will be the subjects of separate […***…] between OPBG and Bellicum. If and when Bellicum and OPBG take other research projects under Exhibit A into […***…], respective OPBG-Bellicum […***…] will govern those […***…].

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3.3    Direction of Payments
Payments under the terms of this Agreement shall be made by wire payable to:

Account holder: Ospedale Pediatrico Bambino Gesù
Bank: UNICREDIT
Address: Piazza S. Onofrio 4 00165 Roma - Italy
[…***…]

4.	Non-Disclosure Agreement and Publications
4.1    Nothing in this Agreement shall be construed to limit the freedom of the Principal Investigator, physicians, research scientists, or other individuals conducting the Project to engage in similar research performed independently under other grants with parties other than Bellicum.
4.2    Except in the furtherance of this Agreement or as provided in Section 4.3 below, the Parties will not use and will not disclose orally, by written publication, or otherwise, any confidential information of the other Party or results of the Step 1 research projects listed in Exhibit A. Notwithstanding this section 4.2, such obligation of confidentiality shall not apply to information that at the time of disclosure:
(a)    is in the public domain;
(b)    has come into the public domain through no fault of the Party;
(c)    was known to to the Party prior to its disclosure by the other Party;
(d)    is disclosed by a third party not under an obligation of non-disclosure;
(e)    is required by law or legal process to be disclosed; or
(f)    written permission for disclosure has been granted to the Party by the other Party.
4.3    In the exercise of the rights of academic freedom of an educational institution and its faculty, OPBG and Bellicum shall have the right to publish in scientific or other journals, or to present at professional conferences or other meetings, the results of the Step 1 research projects listed in Exhibit A conducted under this Agreement. […***…]

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[…***…]. Bellicum may disclose non-public Step 1 research projects results to regulatory bodies as well as to other entities under confidentiality terms equivalent to those contained herein.

5.	Ownership and Patents
5.1    OPBG shall have sole and exclusive ownership rights to any invention of a product, device, process, or method, whether patentable or unpatentable arising out of OPBG’s work under the Project ("Invention").
5.2    Further, OPBG agrees to grant Bellicum an exclusive license to said Invention and the terms of exercise of such license will be determined if a specific agreement between the Parties will be found.
5.3    For clarity, OPBG inventions that exist as of the Effective Date or that subsequently arise outside the scope of the Project are not affected by this Agreement.
5.4    OPBG grants a paid-up worldwide co-exclusive (co-exclusive with OPBG), license for non-commerical development of OPBG’s CD19 CAR-T technology and a paid-up worldwide exclusive license to Bellicum to commercialize OPBG’s CD19 CAR-T technology after definition of a specific agreement.
5.5    OPBG grants a paid-up worldwide co-exclusive (co-exclusive with OPBG), license for non-commerical development of OPBG’s CAR.GD2 CAR-T technology and a paid-up worldwide exclusive license to Bellicum to commercialize OPBG’s CAR.GD2 CAR-T technology after definition of a specific agreement.
5.6    OPBG will provide to Bellicum reasonable quantities of […***…] for OPBG’s […***…] to be used for the activities reported in Exhibit A. OPBG will also provide Bellicum with reasonable initial quantities of […***…] for OPBG’s […***…]; Bellicum will pay all costs of shipping and of expanding these […***…].
5.7    Bellicum shall be responsible for payment of patent application filing and prosecution costs for Inventions and for OPBG technologies that Bellicum receives rights in under this Section 5.
5.8    Bellicum will not use […***…] in commercially marketed products. For clarity, Bellicum may produce, or have produced by third parties, […***…] and may use

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that […***…] in commercially marketed products. Bellicum will provide OPBG with customary indemnification and insurance provisions with respect to Bellcium’s use of such […***…].

6.	Termination
6.1    This Agreement shall remain in effect for the Agreement Period, as outlined in Section 1.2. unless earlier terminated in accordance with this Clause.
6.2     In the event that the activities reported in Exhibit A fail and it will be impossible to find a remedy within sixty (60) days, either Party may terminate this Agreement by giving thirty (30) days written notice of termination to the other party.
6.3    Termination or expiry of this Agreement shall not release either party hereto from any liability or right of action which at the time of termination has already accrued to either party hereto or which may thereafter accrue in respect of any act or omission prior to such termination. Such rights shall include but not be limited to the recovery of any monies due hereunder. Sections 2.3, 2.4, 2.5, 3, 4, 5, 7, 10, 11 and 12 shall survive termination of this agreement.
6.4    Notwithstanding section 6.1 above, Bellicum may terminate this Agreement without cause by providing OPBG with six months’ written notice. In such event, Bellicum will continue to pay the […***…] payments during this six month notice period. As of the termination date, Bellicum’s obligation to pay under section 3 will end.

7.	Indemnification
7.1    Bellicum shall defend, indemnify and hold harmless OPBG, the Principal Investigator, OPBG's trustees, officers, agents, staff, employees, students, and faculty members, and its affiliated hospitals (collectively, the “Indemnitees”) from any and all liability, loss, damage, cost, and expense, including reasonable attorneys’ fees and costs (collectively, “Losses”) incurred by the Indemnitees in connection with

(i)	any claim or lawsuit brought by a third party (“Claim”) arising from the actions carried out pursuant to the obligations of and in accordance with the terms of this Agreement;

(ii)	any breach of representation or warranty made by Bellicum under this Agreement;

(iii)
any third party personal injury, illness or death, or loss or damage to third party property arising from the use of product containing Materials which had been manufactured according to the Project and in compliance with the terms of this Agreement; and

(iv)
any infringement or any allegation of infringement of any third party’s Intellectual property arising from the use of Materials supplied under this Agreement, provided that such infringement is not in relation to Belicum’s Intellectual Property.

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7.2    Notwithstanding the foregoing, Bellicum will not be responsible for any liability, claims, lawsuits, losses, demands, damages, costs, and expenses (including attorney's fees and court costs) which arise solely from:
(i)    the gross negligence or intentional misconduct of OPBG or the Principal Investigator; and
(ii)    actions by OPBG or the Principal Investigator in violation of applicable laws or regulations.
In the event that either party receives a claim or demand in respect of a matter which is the subject of an indemnity under this Clause it shall give the other party notice thereof as soon as reasonably practicable and shall permit the other party to assist in the defence thereof at the other party’s expense. The parties shall co-operate in such defence by providing reasonable access to evidence available to them and each shall be entitled to participate in the other’s defence to the extent that in its judgement it may be prejudiced thereby.
Notwithstanding anything to the contrary contained herein, to the extent permitted by law, OPBG’s total liability (whether for breach of Agreement, negligence, breach of statutory duty and/or other tort, or otherwise) in connection with or as a result of the activities carried out under this Agreement shall be limited to the aggregate amount received by the Bellicum under this Agreement.

8.	Insurance
8.1    Liability for Materials. OPBG shall not have any liability whatsoever resulting from, and Bellicum shall fully indemnify OPBG against, all claims, suits, actions, demands, liabilities and expenses brought against or suffered by Principal Investigator or OPBG; or its directors, officers or employees and against all costs incurred in connection therewith, arising out of or resulting from use of Materials.

8.2	During the term of this Agreement, Bellicum shall maintain in full force and effect a policy or policies of general liability insurance (with product liability endorsements) with limits of not less than $[…***…];

9.	Independent Contractors
Bellicum and OPBG shall at all times act as independent parties and nothing contained in this Agreement shall be construed or implied to create an agency or partnership. Neither party shall have the authority to contract or incur expenses on behalf of the other except as may be expressly authorized by collateral agreements set forth in writing and signed by both Parties. The Principal Investigator and members of the Project Team shall not be deemed to be employees of Bellicum.

10.	Use of Institution Name/Public Statements

10.1	Each Party agrees that it will not at any time during or following termination of this Agreement use the name of the other party or any other names, insignia,

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symbol(s), or logotypes associated with the other party or any variant or variants thereof or the names of the Principal Investigator or any other faculty member or employee orally or in any literature, advertising, or other materials without the prior written consent of the other party, which consent may be withheld at the other party's sole discretion. Notwithstanding the foregoing, each party shall be permitted to state orally and in writing the fact that the Project is being conducted at OPBG under the direction of the Principal Investigator.
10.2    OPBG agrees to make no public presentations about the Project outside of appropriate scientific meetings, to issue no news releases about the Project, and neither party shall make use of the other's name in any form of public information without the written permission of the other party.

11.	Severability
If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

12.	Waiver
No waiver or forbearance by a party in enforcing any of its rights under this Agreement shall prejudice or affect the ability of such party to enforce such rights or any of its other rights at any time in the future unless made in writing. No waiver shall be effective unless in writing and signed by the waiving party. For the avoidance of doubt, it is agreed that a waiver of a right on one occasion shall not constitute a wavier of the same right in the future

13.	Notices
Any notice or communication required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if mailed by certified mail, postage prepaid, addressed to such other party at its respective address as follows:
If to Bellicum:
Annemarie Moseley, M.D. Ph.D.
COO, Executive VP for Clinical Development
Bellicum Pharmaceuticals, Inc.
2130 W. Holcombe Blvd. Suite 800
Houston, TX 77030

If to OPBG with respect to all non-technical matters:
Sonya Jane Martin, MD
Head of Grant and Technology Transfer Office
Scientific Directorate
Ospedale Pediatrico Bambino Gesù

Viale Ferdinando Baldelli, 41
00146 Rome - Italy
If to OPBG with respect to technical questions:

(Investigator's name, address, and phone number)
Franco Locatelli, MD PhD
Head of Paediatric Oncohematology Department
Ospedale Pediatrico Bambino Gesù
Piazza S. Onofrio, 4
00165 Rome - Italy

14.	Assignment
This Agreement may be assigned by Bellicum to any parent, subsidiary, or Affiliate of Bellicum or to any successor in interest by reason of any merger, acquisition, partnership, or license agreement without OPBG's prior written approval provided that in the absence of a novation, the Purchaser shall remain liable to the Contractor in its capacity as principal obligor. This Agreement may be assigned by Bellicum to any other entity with OPBG's prior written approval which shall not be unreasonably withheld.

15.	Entirety
This Agreement represents the entire agreement of the parties and it expressly supersedes all previous written and oral communications between the parties. No amendment, alteration, or modification of this Agreement or any exhibits attached hereto shall be valid unless executed in writing by authorized signatories of both parties.

16.	Warranties
OPBG MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE RESULTS OF THE PROJECT OR OF THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH PROJECT OR RESULTS. OPBG shall not be liable for any direct, consequential, or other damages suffered by Bellicum or any other party as a result of the conduct of the Project. All warranties made or to be made in connection with the Project shall be made by Bellicum thereof and none of such warranties shall directly or indirectly by implication obligate in any way OPBG, the Principal Investigator, OPBG's trustees, officers, agents, staff, employees, students, and faculty members, and its affiliated hospitals.

17.    Governing Law
This Agreement shall be governed and construed in accordance with Italian law. Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, shall be governed by and determined in accordance with
Italian law. All disputes arising in connection with this Agreement shall be determined exclusively by the Tribunal of Rome.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate counterpart original by their duly authorized representatives to be effective as of the Effective Date.

Bellicum Pharmaceuticals, Inc.            Ospedale Pediatrico Bambino Gesú

By:    /s/ Thomas J. Farrell                By:    /s/ Mariella Enoc
Thomas J. Farrell                    Mariella Enoc
President and CEO                    President of the Board of Directors

Acknowledged by Principal Investigators

Bellicum Pharmaceuticals, Inc.            Ospedale Pediatrico Bambino Gesú

By:    /s/ Dr. Annemarie Moseley         By:    /s/ Dr. Franco Locatelli
Dr. Annemarie Moseley            Dr. Franco Locatelli

Exhibit A

Parties will collaborate for the development of the following specific translational research projects:

1) Title: [...***...]

Introduction:
[…***…]

Objectives: […***…]

Activities:
Step I
[…***…]
Step II
[…***…]

Budget
Step I: […***…]

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Step II: […***…]

2) Title: [...***...]

Introduction:
[…***…]

Objectives: […***…]

Activities:
Step I
[…***…]
Step II
[…***…]

Budget

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Step I: […***…]
Step II: […***…]

Title: [...***...]
Project 3) [...***...]
Project 4) [...***...]
Project 5) [...***...]

Introduction:
[…***…]

Objectives: […***…]

Activities:
Step I:
[…***…]

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[…***…]
Step II
[…***…]

Budget
Step I: […***…]
Step II: […***…]

6) Title: [...***...]

Introduction:
[…***…]

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[…***…]
Objectives: […***…]

Activities:
Step I:
[…***…]
Step II
[…***…]

Budget
Step I: […***…]
Step II: […***…]

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Exhibit B - Budget – Project 1

Year 2016: […***…]	Names	Qualifications	Time dedicated to the project (Person month)	Cost	OPBG Cost	Direct Payments to OPBG	Bellicum Costs

[...***...]

[…***…]

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Exhibit B - Budget – Project 2

Year 2016: […***…]	Names	Qualifications	Time dedicated to the project (Person month)	Cost	OPBG Cost	Direct Payments to OPBG	Bellicum Costs

[…***…]

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Exhibit B - Budget – Project 3

Year 2016: […***…]	Names	Qualifications	Time dedicated to the project (Person month)	Cost	OPBG Cost	Direct Payments to OPBG	Bellicum Costs

[…***…]

[…***…]

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Exhibit B - Budget – Project 4

Year 2016: […***…]	Names	Qualifications	Time dedicated to the project (Person month)	Cost	OPBG Cost	Direct Payments to OPBG	Bellicum Costs

[…***…]

[…***…]

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Exhibit B - Budget – Project 5

Year 2016: […***…]	Names	Qualifications	Time dedicated to the project (Person month)	Cost	OPBG Cost	Direct Payments to OPBG	Bellicum Costs

[…***…]

[…***…]

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Exhibit B - Budget – Project 6

Year 2016: […***…]	Names	Qualifications	Time dedicated to the project (Person month)	Cost	OPBG Cost	Bellicum Items	Bellicum Costs
[…***…]
[…***…]

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